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                                                                    EXHIBIT 10.5

                      FOURTH AMENDMENT TO CREDIT AGREEMENT

         This Fourth Amendment to Credit Agreement ("Amendment") is entered into between Compass Bank, an Alabama state bank, (the "Lender") and Trek Resources, Inc., a Delaware corporation, (the "Borrower"), formerly Trek Resources, Inc., a Utah corporation, and is dated as of July 31, 2001. Terms defined in the Credit Agreement between the Lender and the Borrower, under its previous name, McGowen Resources Company, Inc., dated December 24, 1997, as amended (the "Credit Agreement"), are used herein as therein defined, unless otherwise defined herein or the context otherwise requires.

                                    RECITALS:

         WHEREAS, the Borrower has requested that the Lender amend the Credit Agreement; and

         WHEREAS, the Lender is willing to amend the Credit Agreement under the terms and conditions set forth herein;

         NOW, THEREFORE, the Borrower and the Lender hereby agree as follows:

1. The following definitions are hereby added to Section 1.1 of the Credit Agreement as follows:

         "ADDITIONAL COSTS" shall mean costs which the Lender determines are attributable to its obligation to make or its making or maintaining any Eurodollar Rate Loan, or any reduction in any amount receivable by the Lender in respect of any such obligation or any Eurodollar Rate Loan, resulting from any Regulatory Change which (a) changes the basis of taxation of any amounts payable to the Lender under this Agreement or the Note in respect of any Eurodollar Rate Loan (other than taxes imposed on the overall net income of the Lender), (b) imposes or modifies any reserve, special deposit, minimum capital, capital rates, or similar requirements relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, the Lender (including Eurodollar Rate Loans and Dollar deposits in the London interbank market in connection with Eurodollar Rate Loans), or any commitments of the Lender hereunder, or (c) imposes any other condition affecting this Agreement or any of such extensions of credit, liabilities, or commitments.

         "ADJUSTED EURODOLLAR RATE" shall mean, for a Eurodollar Rate Loan, an interest rate per annum determined by the Lender to be equal to the sum of the Eurodollar Rate plus the Applicable Margin, but in no event in excess of the Highest Lawful Rate.

         "APPLICABLE LENDING OFFICE" means the Lender's Domestic Lending Office in the case of a Floating Rate Loan and the Lender's Eurodollar Lending Office in the case of a Eurodollar Rate Loan.

         "APPLICABLE MARGIN" means, at any time of determination, the rate of 2.5%.


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         "CONVERT," "CONVERSION," AND "CONVERTED" each refers to a conversion of
Loans of one type into Loans of another type pursuant to Section 3.4.

         "DOMESTIC LENDING OFFICE" means the office of the Lender specified opposite its name on the signature page of the Fourth Amendment to Credit Agreement or such other office of the Lender as the Lender may from time to time specify to the Borrower.

         "EUROCURRENCY LIABILITIES" has the meaning assigned to that term in Regulation D of the Federal Reserve Board (or any successor), as in effect from time-to-time.

         "EURODOLLAR LENDING OFFICE" means the office of the Lender specified as its "Eurodollar Lending Office" by the Lender (or, if no such office is specified, its Domestic Lending Office) or such other office of the Lender as the Lender may from time to time specify to the Borrower.

         "EURODOLLAR RATE" means, for the Interest Period for each Eurodollar Rate Loan, the interest rate per annum (rounded upward to the nearest whole multiple of 1/100 of 1% per annum) set forth on the applicable Telerate Page as the London Interbank Offered Rate, for deposits in Dollars at 11:00 a.m. (London, England time) two Business Days before the first day of such Interest Period, in an amount substantially equal to the Lender's Eurodollar Rate Loan and for a period equal to such Interest Period; provide that, if no such quotation appears on the applicable Telerate Page, the Eurodollar Rate shall be an interest rate per annum equal to the rate per annum at which deposits in Dollars are offered in London, England to prime banks in the London interbank market at 11:00 a.m. (London, England time) two Business Days before the first day of such Interest Period in an amount substantially equal to the Eurodollar Rate Loan to be maintained by the Lender in respect of such Borrowing and for a period equal to such Interest Period.

         "EURODOLLAR RATE LOAN" means a Loan which bears interest at the Adjusted Eurodollar Rate.

         "EURODOLLAR RATE RESERVE PERCENTAGE" of any Lender for the Interest Period for any Eurodollar Rate Loan means the reserve percentage applicable during such Interest Period (or if more than one such percentage shall be so applicable, the daily average of such percentages for those days in such Interest Period during which any such percentage shall be so applicable) under regulations issued from time-to-time by the Federal Reserve Board for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for such Lender with respect to liabilities or assets consisting of or including Eurocurrency Liabilities having a term equal to such Interest Period.

         "FLOATING RATE LOAN" means a Loan which bears interest at the Floating Rate.

         "FOURTH AMENDMENT TO CREDIT AGREEMENT" means the Fourth Amendment to Credit Agreement dated July 9, 2001, between the Lender and the Borrower.



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         "INTEREST PERIOD" means for each Eurodollar Rate Loan, the period commencing on the date of such Loan or the date of the Conversion of any Floating Rate Loan into a Eurodollar Rate Loan and ending on the last day of the period selected by the Borrower pursuant to the provisions below and thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by the Borrower pursuant to the provisions below. The duration of each such Interest Period shall be one, two or three months, in each case as the Borrower may, upon notice received by the Lender not later than 10:00 a.m. (Dallas, Texas time) on the third Business Day prior to the first day of such Interest Period select; provided, however, that:

         (a) the Borrower may not select any Interest Period for any Loan which ends after any principal repayment date or Borrowing Base reduction date unless, after giving effect to such selection, the aggregate unpaid principal amount of Loans that are Floating Rate Loans and Loans having Interest Periods which end on or before such principal repayment date shall be at least equal to the amount of Loans due and payable on or before such date;

         (b) whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day; provided that if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day; and

         (c) any Interest Period which begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month in which it would have ended if there were a numerically corresponding day in such calendar month.

         "REGULATION D" means Regulation D of the Federal Reserve Board as time to time in effect.

         "REGULATORY CHANGE" shall mean the passage, adoption, institution, or amendment of any federal, state, local, or foreign Requirement of Law (including, without limitation, Regulation D), or any interpretation, directive, or request (whether or not having the force of law) of any Governmental Authority or monetary authority charged with the enforcement, interpretation, or administration thereof, occurring after the date of the Fourth Amendment to Credit Agreement and applying to a class of banks including the Lender or its Applicable Lending Office.

2. The definitions of "Business Day" and "Notice of Borrowing" in Section 1.1 of the Credit Agreement are hereby amended and restated in their respective entireties as follows:

         "BUSINESS DAY" means a day of the year on which banks are not required or authorized to close in New York City, Dallas, Texas, or Birmingham, Alabama, provided,

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that when used in connection with a Eurodollar Rate Loan, the term "Business
Day" shall also exclude any day on which banks are not open for dealings in Dollar deposits in the London interbank market.

         "NOTICE OF BORROWING" has the meaning given such term in Section 2.2 and shall be substantially in the form of Exhibit 2.2(a) attached to the Fourth Amendment to Credit Agreement.

3. Sections 2.1, 2.2 and 2.5 of the Credit Agreement are hereby amended and restated in their respective entireties as follows:

         SECTION 2.1 Commitment.

         (a) During the Revolving Credit Period, the Lender agrees, subject to the other terms and conditions of this Agreement:

                  (i) To lend to the Borrower subject to clause (ii) below from time to time amounts not to exceed in the aggregate at any one time outstanding an amount equal to the Borrowing Base (the "Revolving Commitment"). Subject to the terms of this Agreement, the Borrower may borrow under this Section, repay Loans and reborrow and Convert Loans of one type or with one Interest Period into Loans of another type or with different Interest Periods at any time during the Revolving Credit Period. Except for prepayments made pursuant to Section 2.4, each borrowing, Conversion, and prepayment of principal of Loans shall be in an amount at least equal to $50,000, unless such borrowing represents all of the available Revolving Commitment or such prepayment represents the remaining principal balance of all of the Loans. Each borrowing, prepayment, or Conversion of or into a Loan of a different type or, in the case of a Eurodollar Rate Loan, having a different Interest Period, shall be deemed a separate borrowing, Conversion, and prepayment for purposes hereof. Anything in this Agreement to the contrary notwithstanding, the aggregate principal amount of Eurodollar Rate Loans having the same Interest Period shall be at least equal to $1,000,000; and if any Eurodollar Rate Loan would otherwise be in a lesser principal amount for any period, such Loan shall be a Floating Rate Loan during such period.

                  (ii) To issue letters of credit for the account of the Borrower from time to time in amounts not to exceed the aggregate at any one time outstanding the lesser of the amount of $250,000 or the unused Revolving Commitment, it being understood that outstanding funding obligations under Letters of Credit shall reduce the unused Revolving Commitment hereunder.

         (b) The Lender shall not be obligated to lend to the Borrower, and the Borrower shall not be entitled to borrow hereunder, any amount which would cause the sum of the outstanding principal amount of all Loans made by the Lender and the undrawn amount of all outstanding Letters of Credit to exceed the Revolving Commitment of the Lender then in effect.



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         (c) The Lender shall not be obligated to issue a letter of credit pursuant to Section 2.1(a) or to renew a Letter of Credit, and the Borrower shall not be entitled to have a letter of credit issued pursuant to such Section or to have a Letter of Credit renewed, if the issuance of the requested letter of credit or the renewal of an existing Letter of Credit would cause, after taking into account the mandatory reductions in the Borrowing Base required during the proposed term of such requested letter of credit or existing Letter of Credit, the undrawn amount of all Letters of Credit to ever exceed the Revolving Commitment.

         SECTION 2.2. Method of Borrowing and Obtaining Letters of Credit. (a) The Borrower shall give the Lender an irrevocable notice (a "Notice of Borrowing") prior to 12:00 p.m. (Dallas time) (i) on the third Business Day before the date of the proposed borrowing or Conversion into a Eurodollar Rate Loan or a continuation of a Eurodollar Rate Loan or (ii) on the day of the proposed borrowing in the case of a Floating Rate Loan under Section 2.1, in the form of Exhibit 2.2(a) attached to the Fourth Amendment to Credit Agreement. In the event that the Borrower fails to select the duration of any Interest Period for any Eurodollar Rate Loan within the time period and otherwise as provided herein, such Loan (if outstanding as a Eurodollar Rate Loan) will be automatically Converted into a Floating Rate Loan on the last day of the then current Interest Period for such Loan or (if outstanding as a Floating Rate
Loan) will remain as, or (if not then outstanding) will be made as, a Floating Rate Loan.

         (b) Unless the Lender determines that any applicable condition specified in Article V or elsewhere herein has not been satisfied, the Lender will make the funds available to the Borrower at the Lender's Domestic Lending Office or Eurodollar Lending Office.

         (c) The Borrower shall give the Lender a request for letter of credit prior to 12:00 p.m. (Dallas time) at least three (3) Business Days before each requested letter of credit under Section 2.1, by completing and delivering a Letter of Credit Application. The expiry date of such requested letter of credit cannot be later than the earlier of (A) one (1) year from the date of issuance or (B) the last date before which the Borrowing Base is scheduled to reduce to an amount less than the aggregate undrawn amount of the requested letter of credit and the outstanding Letters of Credit which, by their terms, might be outstanding on such reduction date. The Letter of Credit Application must be completed in a manner and shall use such wording as is acceptable to the Lender.

         (d) Upon receipt of the Letter of Credit Application, the Lender shall issue such letter of credit if the conditions of Article V or elsewhere herein have been satisfied.

         (e) Subject to the terms hereof, in the event that any beneficiary of a Letter of Credit shall have taken the steps necessary to obligate the Lender to make a payment under such Letter of Credit, the Borrower shall be deemed to have delivered to the Lender an irrevocable Notice of Borrowing under Section 2.2 for a Loan in the amount of such payment amount, regardless of any limitations set forth herein. The Lender shall pay over the proceeds of such Loan to itself as reimbursement for amounts paid under such Letter of Credit.


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         SECTION 2.5 Interest. (a) The unpaid principal balance of the Loans shall bear interest, payable monthly as it accrues on the 1st day of each month, commencing August 1, 2001, and at maturity (stated or by acceleration), at a rate per annum equal to the lesser of the (i) Highest Lawful Rate or (ii) the Floating Rate for each Floating Rate Loan and the Adjusted Eurodollar Rate for each Eurodollar Rate Loan.

         (b) Each change in the rate of interest charged hereunder shall become effective automatically and without notice to the Borrower upon the effective date of each change in the Floating Rate or the Highest Lawful Rate, as the case may be.

4. The Borrowing Base shall be $12,000,000 as of July 9, 2001, and the amount by which the Borrowing Base shall automatically be reduced on August 1, 2001, and on the first day of each month thereafter shall be $125,000 per month; until each is redetermined in accordance with the Credit Agreement. All principal outstanding under the Note shall be due and payable on the Revolving Credit Termination Date (or such earlier date as required by the Credit Agreement) together with all accrued, unpaid interest on the Note.

5. The reference to "the 45th day" in Section 7.2(a)(ii) of the Credit Agreement is amended to be "the 60th day".

6. Section 7.15(a) of the Credit Agreement is hereby amended and restated in its entirety as follows:

                  "(a) EBITDA to Interest Expense. The Borrower will not permit the ratio of its EBITDA to its Interest Expense for any fiscal quarter to less than (i) 2.50 to 1.00 for the quarters ending on September 30, 2001, and December 31, 2001, or (ii) 3.00 to 1.00, for each quarter thereafter.

                  "EBITDA" means, for any fiscal quarter of the Borrower, net income of the Borrower plus depreciation, depletion and amortization, interest expense, losses arising from asset dispositions or hedging activities, other non-cash losses and taxes of the Borrower, minus gains arising from asset dispositions or hedging activities and other non-cash income for such quarter.

                  "Interest Expense" means, for any fiscal quarter of the Borrower, total interest expense of the Borrower for such quarter."

7. The following sections are hereby added to the Credit Agreement:

         SECTION 3.4 Voluntary Prepayments and Conversions of Loans. Subject to applicable provisions of this Agreement, the Borrower shall have the right at any time or from time to time to prepay Loans and to Convert Loans of one type or with one Interest Period into Loans of another type or with a different Interest Period; provided, however, that (a) the Borrower shall give the Lender notice of each such prepayment or Conversion of all or any portion of a Eurodollar Rate Loan no less than three(3) Business Days prior to prepayment or Conversion, (b) any Eurodollar Rate Loan may be prepaid or Converted only on the last day of an Interest Period for such Loan, (c) the Borrower shall


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pay all accrued and unpaid interest on the amounts prepaid or Converted, and (d)
no such prepayment or Conversion shall serve to postpone the repayment when due of any Obligation.

         (b) Yield Protection. (a) Without limiting the effect of the other provisions of this Section (but without duplication), the Borrower shall pay to the Lender from time to time on request such amounts as the Lender may determine are necessary to compensate it for any Additional Costs incurred by the Lender.

         (c) Without limiting the effect of the other provisions of this Section (but without duplication), the Borrower shall pay to the Lender from time to time on request such amounts as the Lender may determine are necessary to compensate the Lender for any costs attributable to the maintenance by the Lender (or any Applicable Lending Office), pursuant to any Regulatory Change, of capital in respect of the Commitment, such compensation to include, without limitation, an amount equal to any reduction of the rate of return on assets or equity of the Lender (or any Applicable Lending Office) to a level below that which the Lender (or any Applicable Lending Office) could have achieved but for such Regulatory Change.

         (d) Without limiting the effect of the other provisions of this Section (but without duplication), in the event that any Requirement of Law or Regulatory Change or the compliance by the Lender therewith shall (i) impose, modify, or hold applicable any reserve, special deposit, or similar requirement against any Letter of Credit or obligation to issue Letters of Credit, or (ii) impose upon the Lender any other condition regarding any Letter of Credit or obligation to issue Letters of Credit, and the result of any such event shall be to increase the cost to the Lender of issuing or maintaining any Letter of Credit or obligation to issue Letters of Credit or any liability with respect to payments by the Lender under Letters of Credit, or to reduce any amount receivable in connection therewith, then upon demand by the Lender, the Borrower shall pay to the Lender, from time to time as specified by the Lender, additional amounts which shall be sufficient to compensate the Lender for such increased cost or reduced amount receivable.

         (e) Without limiting the effect of the other provisions of this Section (but without duplication), the Borrower shall pay to the Lender such amounts as shall be sufficient in the reasonable opinion of the Lender to compensate it for any loss, cost, or expense incurred by and as a result of:

               (i) any payment, prepayment, or conversion by the Borrower of a Eurodollar Rate Loan on a date other than the last day of an Interest Period for such Loan; or

               (ii) any failure by the Borrower to borrow a Eurodollar Rate Loan from the Lender on the date for such borrowing specified in the relevant Borrowing Request;

         such compensation to include, without limitation, with respect to any Eurodollar Rate Loan, an amount equal to the excess, if any, of (A) the amount of interest which


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would have accrued on the principal amount so paid, prepaid, Converted, or not borrowed for the period from the date of such payment, prepayment, conversion, or failure to borrow to the last day of the then current Interest Period for such Loan (or, in the case of a failure to borrow, the Interest Period for such Loan which would have commenced on the date of such failure to borrow) at the applicable rate of interest for such Loan provided for herein over (B) the interest component (as reasonably deter-mined by the Lender) of the amount (as reasonably determined by the Lender) the Lender would have bid in the London interbank market for Dollar deposits of amounts comparable to such principal amount and maturities comparable to such period.

         (f) Determinations by the Lender for purposes of this Section of the effect of any Regulatory Change on capital maintained, its costs or rate of return, maintaining Loans or issuing Letters of Credit, its obligation to make Loans or issue Letters of Credit, or on amounts receivable by it in respect of Loans or Letters of Credit, or such obligations, and the additional amounts required to compensate the Lender under this Section shall be conclusive, absent manifest error, provided that such determinations are made on a reasonable basis. The Lender shall furnish the Borrower with a certificate setting forth in reasonable detail the basis and amount of increased costs incurred or reduced amounts receivable as a result of any such event, and the statements set forth therein shall be conclusive, absent manifest error. The Lender shall (i) notify the Borrower, as promptly as practicable after the Lender obtains knowledge of any Additional Costs or other sums payable pursuant to this Section and determines to request compensation therefor; and (ii) designate a different Applicable Lending Office for the Loans of the Lender affected by such event if such designation will avoid the need for or reduce the amount of such compensation and will not, in the sole opinion of the Lender, be disadvantageous to the Lender. If the Lender requests compensation from the Borrower under this Section, the Borrower may, by notice to the Lender, require that the Loans by the Lender of the type with respect to which such compensation is requested be converted into Floating Rate Loans in accordance with Section. Any compensation requested by the Lender pursuant to this Section shall be due and payable to the Lender within five days of delivery of any such notice by the Lender to the Borrower.

         (g) The Lender agrees that it shall not request, and the Borrower shall not be obligated to pay, any Additional Costs or other sums payable pursuant to this Section unless similar additional costs and other sums payable are also generally assessed by the Lender against other customers of the Lender similarly situated where such customers are subject to documents providing for such assessment.

         SECTION 3.6 Limitation on Types of Loans. Anything herein to the contrary notwithstanding, no more than five(5) separate Loans shall be outstanding at any one time, with, for purposes of this Section, all Floating Rate Loans constituting one Loan and all Eurodollar Rate Loans for the same Interest Period constituting one Loan. Anything herein to the contrary notwithstanding, if, on or prior to the determination of any interest rate for any Eurodollar Rate Loan for any Interest Period therefor:

         the Lender determines (which determination shall be conclusive) that quotations of interest rates for the deposits referred to in the definition of "Eurodollar Rate" are not


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being provided in the relevant amounts or for the relevant maturities for purposes of determining the rate of interest for such Loan as provided in this Agreement; or

         the Lender determines (which determination shall be conclusive) that the rates of interest referred to in the definition of "Eurodollar Rate" upon the basis of which the rate of interest for such Loan for such Interest Period is to be determined do not accurately reflect the cost to the Lender of making or maintaining such Loan for such Interest Period, the Lender shall give the Borrower prompt notice thereof; and so long as such condition remains in effect, the Lender shall be under no obligation to make Eurodollar Rate Loans or to convert Loans of any other type into Eurodollar Rate Loans, and the Borrower shall, on the last day of the then current Interest Period for each outstanding Eurodollar Rate Loan, either prepay such Eurodollar Rate Loan or convert such Loan into another type of Loan in accordance with Section . Before giving such notice pursuant to this Section, the Lender will designate a different available Applicable Lending Office for Eurodollar Rate Loans or take such other action as the Borrower may request if such designation or action will avoid the need to suspend the obligation of the Lender to make Eurodollar Rate Loans hereunder and will not, in the opinion of the Lender, be disadvantageous to the Lender.

         SECTION 3.7 Illegality. Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for the Lender or its Applicable Lending Office to (a) honor its obligation to make any type of Eurodollar Rate Loans hereunder, or (b) maintain any type of Eurodollar Rate Loans hereunder, then the Lender shall promptly notify the Borrower thereof; and the obligation of the Lender hereunder to make such type of Eurodollar Rate Loans and to Convert other types of Loans into Eurodollar Rate Loans of such type shall be suspended until such time as the Lender may again make and maintain Eurodollar Rate Loans of such type, and the outstanding Eurodollar Rate Loans of such type shall be Converted into Floating Rate Loans. Before giving such notice pursuant to this Section, the Lender will designate a different available Applicable Lending Office for Eurodollar Rate Loans or take such other action as the Borrower may request if such designation or action will avoid the need to suspend the obligation of the Lender to make Eurodollar Rate Loans and will not, in the opinion of the Lender, be disadvantageous to the Lender.

         SECTION 3.8 Regulatory Change. In the event that by reason of any Regulatory Change, the Lender (a) incurs Additional Costs based on or measured by the excess above a specified level of the amount of a category of deposits or other liabilities of the Lender which includes deposits by reference to which the interest rate on any Eurodollar Rate Loan is determined as provided in this Agreement or a category of extensions of credit or other assets of such Lender which includes any Eurodollar Rate Loan, or (b) becomes subject to restrictions on the amount of such a category of liabilities or assets which it may hold, then, at the election of the Lender with notice to the Borrower, the obligation of the Lender to make such Eurodollar Rate Loans and to convert Floating Rate Loans into such Eurodollar Rate Loans shall be suspended until


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such time as such Regulatory Change ceases to be in effect, and all such outstanding Eurodollar Rate Loans shall be Converted into Floating Rate Loans.

         SECTION 3.9 Limitations on Interest Periods. Each Interest Period selected by the Borrower (a) which commences on the last Business Day of a calendar month (or, with respect to any Eurodollar Rate Loan, any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month, (b) which would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day (or, if such next succeeding Business Day falls in the next succeeding calendar month, on the next preceding Business
Day), (c) which would otherwise commence before and end after the Revolving Credit Termination Date shall end on the Revolving Credit Termination Date, and
(d) shall have a duration of not less than 30 days, and, if any Interest Period would otherwise be a shorter period, the relevant Loan shall be a Floating Rate Loan during such period.

8. The Borrower shall execute such amendments to mortgages and other security instruments as the Lender may from time to time reasonably request to amend the existing mortgages and other security instruments to reflect the terms of this Amendment.

9. The addresses of the Borrower and the Lender for purposes of the Credit Agreement are those specified on the signature page of this Amendment.

10. (a) THIS AGREEMENT HAS BEEN NEGOTIATED, IS BEING EXECUTED AND DELIVERED, AND WILL BE PERFORMED IN WHOLE OR IN PART, IN THE STATE OF TEXAS, AND THE SUBSTANTIVE LAWS OF SUCH STATE AND THE APPLICABLE FEDERAL LAWS OF THE UNITED STATES OF AMERICA SHALL GOVERN THE VALIDITY, CONSTRUCTION, ENFORCEMENT AND INTERPRETATION OF THE LOAN DOCUMENTS, EXCEPT TO THE EXTENT THE LAWS OF ANY JURISDICTION WHERE COLLATERAL IS LOCATED REQUIRE APPLICATION OF SUCH LAWS WITH RESPECT TO SUCH COLLATERAL.

         (b) THE BORROWER HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR TEXAS STATE COURT SITTING IN HOUSTON, HARRIS COUNTY, TEXAS IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS AND THE BORROWER HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE LENDER TO BRING PROCEEDINGS AGAINST THE BORROWER IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY THE BORROWER AGAINST THE LENDER OR ANY

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AFFILIATE OF THE LENDER INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY
ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT SHALL BE BROUGHT ONLY IN A COURT IN HOUSTON, HARRIS COUNTY, TEXAS.

         (c) THE BORROWER AND THE LENDER HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY, IRREVOCABLY, AND UNCONDITIONALLY WAIVE ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING, COUNTERCLAIM, OR OTHER LITIGATION THAT RELATES TO OR ARISES OUT OF ANY OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE ACTS OR OMISSIONS OF THE LENDER IN THE ENFORCEMENT OF ANY OF THE TERMS OR PROVISIONS OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR OTHERWISE WITH RESPECT THERETO. THE PROVISIONS OF THIS SECTION ARE A MATERIAL INDUCEMENT FOR THE LENDER ENTERING INTO THIS AGREEMENT."

11. Counterparts. For the convenience of the parties, this Amendment may be executed in multiple counterparts, each of which for all purposes shall be deemed to be an original, and all such counterparts shall together constitute but one and the same agreement.

12. Effect. Except as amended hereby, the Credit Agreement shall remain unchanged and in full force and effect.


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13. ENTIRE AGREEMENT. THIS AGREEMENT CONSTITUTES THE ENTIRE AGREEMENT BETWEEN
THE PARTIES HERETO WITH RESPECT TO THE SUBJECT HEREOF. FURTHERMORE, IN THIS REGARD, THIS AGREEMENT AND THE OTHER WRITTEN LOAN DOCUMENTS REPRESENT, COLLECTIVELY, THE FINAL AGREEMENT AMONG THE PARTIES THERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF SUCH PARTIES.

         THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG SUCH PARTIES.

         IN WITNESS WHEREOF, this Amendment is deemed executed effective as of the date first above written.

                                          BORROWER:

                                          TREK RESOURCES, INC.
4925 Greenville Avenue, Suite 955
Dallas, Texas  75206
Telecopy: 214/373-8035                    By: /s/ MICHAEL E. MONTGOMERY
                                              ----------------------------------
                                              Name:  Michael E. Montgomery
                                              Title: President


                                          LENDER:

                                          COMPASS BANK
24 Greenway Plaza, Suite 1400
Houston, Texas  77046
Telecopy:  713/968-8292                   By: /s/ DOROTHY MARCHAND
                                              ----------------------------------
                                              Name:  Dorothy Marchand
                                              Title: Senior Vice President



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